UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 2, 2014

INTERMOUNTAIN COMMUNITY BANCORP
(Exact name of registrant as specified in its charter)

Idaho
(State or other jurisdiction of incorporation)

000-50667	82-0499463
(Commission File Number)	IRS Employer Identification No.
414 Church Street
Sandpoint, Idaho 83864
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (208) 263-0505

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
At the 2014 Annual Meeting of Shareholders (the “Annual Meeting”) of Intermountain Community Bancorp (“Intermountain” or the “Company”) held on April 2, 2014, Intermountain’s shareholders approved an amendment to the 2012 Stock Option and Equity Compensation Plan (the “Plan”) increasing the number of shares available for issuance under the Plan by 175,000 (the “Amended and Restated Plan”). The Amended and Restated Plan authorizes the issuance of stock awards for up to 275,000 shares of Intermountain’s common stock to employees and directors in the form of incentive and nonqualified stock options, restricted stock, stock appreciation rights and restricted stock units. Prior to shareholders approving the Amended and Restated Plan, all shares under the Plan had been granted and no shares remained available for grant. Subject to shareholders approving the Amended and Restated Plan, Intermountain’s Compensation Committee and Board of Directors approved the grant of 160,000 shares in the form of restricted stock awards to certain executive officers and employees, leaving 15,000 shares remaining available for future grant under the Amended and Restated Plan. The awards are subject to participants meeting certain performance thresholds and are subject to vesting conditions.
A summary of the Amended and Restated Plan is set forth in Intermountain’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission (“SEC”) on March 12, 2014. The foregoing description of the Amended and Restated Plan is qualified in its entirety by reference to the full text of the Amended and Restated Plan, which was filed as Exhibit 99.1 of Intermountain’s S-8 Registration Statement (File No. 333-194990), filed with the SEC on April 2, 2014, and is incorporated herein by reference.
Item 5.07 Submission of Matters to a Vote of Security Holders

As noted above, the Company’s Annual Meeting was held on April 2, 2014. There were 2,701,214 shares outstanding and entitled to vote at the Annual Meeting; of those shares, 2,150,560 were present in person or by proxy. The following matters were voted upon at the Annual Meeting:

1.	Proposal No. 1, the election of ten members to the Board of Directors to serve a one year term;

2.	Proposal No. 2, an amendment to the 2012 Stock Option and Equity Compensation Plan to increase the shares available for issuance under the plan;

3.	Proposal No. 3, the approval of an advisory (non-binding) vote to approve the compensation of the Company’s executive officers;

4.	Proposal No. 4, a vote, in an advisory (non-binding) capacity, on the frequency of future advisory votes on the compensation of the Company’s executive officers; and

5.    Proposal No. 5, the ratification of the appointment of BDO USA, LLP to serve as the Company’s     independent registered public accounting firm for the fiscal year 2014.

The following is a summary of the voting results for the matters voted upon by the shareholders.
Proposal No. 1 – Election of Directors

Director’s Name	Votes For	Votes Withheld	Broker Non-Votes

James T. Diehl	1,876,829	4,805	268,926
Ford Elsaesser	1,878,025	3,609	268,926
Curt Hecker	1,874,282	7,352	268,926
Ronald Jones	1,877,898	3,736	268,926
Russell J. Kubiak	1,874,925	6,709	268,926
Maggie Y. Lyons	1,877,817	3,817	268,926
John B. Parker	1,874,961	6,673	268,926
John T. Pietrzak	1,877,037	4,597	268,926
Michael J. Romine	1,877,829	3,805	268,926
John L. Welborn, Jr.	1,876,169	5,465	268,926

Proposal No. 2 – Amendment to the 2012 Stock Option and Equity Compensation Plan to increase the shares available for issuance under the Plan.
Votes For	Votes Against	Abstentions	Broker Non-Votes
1,857,459	18,446	5,729	268,926

Proposal No. 3 –Advisory (non-binding) vote to approve executive compensation

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,741,274	133,475	6,885	268,926

Proposal No. 4 - Advisory (non-binding) vote on the frequency of future advisory votes on the compensation of the Company’s executive officers

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
430,914	6,684	1,439,679	4,357	268,926

Proposal No.5 – Ratification of the appointment of BDO USA, LLP as the independent registered public accounting firm for fiscal year 2014

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,138,712	9,385	2,463	---

Item 9.01.      Exhibits.

(d)     Exhibits. The following exhibit is being filed herewith:

Exhibit No.                      Description

10.1	Amended and Restated 2012 Stock Option and Equity Compensation Plan, incorporated by reference to Exhibit 99.1 of the S-8 Registration Statement (File No. 333-194990) filed April 2, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 4, 2014

INTERMOUNTAIN COMMUNITY BANCORP

By: /s/ Curt Hecker
Curt Hecker
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.                      Description

10.1	Amended and Restated 2012 Stock Option and Equity Compensation Plan, incorporated by reference to Exhibit 99.1 of the S-8 Registration Statement (File No. 333-194990) filed April 2, 2014.